EXHIBIT 10.44
[LOGO]     Constellation

Constellation Brands, Inc.
370 Woodcliff Drive, 3rd Floor
Fairport, New York  14450
phone 585-218-3600
fax 585-218-3601

16 February 2006

Mr Stephen Millar
CEO & President
Constellation Wines
Reynell Road
REYNELLA SA 5161

Dear Steve

This letter is to confirm our agreement with respect to the termination of your employment by Hardy Wine Company Limited (“Hardys”).

1.
As a result of the restructuring of the business of Constellation Brands, Inc. (“Constellation”), your position as Chief Executive Officer and President of Constellation Wines, a division of Constellation, will cease as of 28 February 2006. As a consequence, your contract of service with Hardys dated 11 June 1996, as varied by letter agreement with Constellation in May 2003 (“service contract”) is to be terminated in the manner set out in this letter.

2.
On 1 March 2006, you will commence paid leave and remain on leave until 9 February 2007. This paid leave will have been earned as of 28 February 2006 and accrued for by Hardys. On 9 February 2007, your employment by Hardys will cease and you will be paid all your entitlements under the service contract, together with an additional bonus of US$100,000 in recognition of your contribution to Constellation’s business, less all necessary tax withholdings, as set out on the attached sheet. Payment of your entitlements and special bonus is not contingent on future service requirements after 28 February 2006.

These amounts are acknowledged to fully and finally discharge all Hardys’ and Constellation’s obligations to you under your service contract and at law, other than the indemnities to which you are entitled as an employee and officer of Hardys. Your obligations of non-competition and confidentiality to Hardys and Constellation will continue for 12 months after 9 February 2007.

3.
Your entitlements to retirement benefits under the Hardy Wine Company Superannuation Plan will be provided in accordance with the terms of the Plan. You should make your own arrangements with the Trustee as to how those benefits are to be dealt with.

4.
You will not be eligible to receive future awards pursuant to Constellation’s Long-Term Stock Incentive Plan or Incentive Stock Option Plan. As the holder of existing options, you or your personal representative will have 12 months to exercise such options after the sooner of 9 February 2007 or the

[LOGO]     Constellation

Constellation Brands, Inc.
370 Woodcliff Drive, 3rd Floor
Fairport, New York  14450
phone 585-218-3600
fax 585-218-3601

date of your death, as specified under the Long-Term Stock Incentive Plan or Incentive Stock Option Plan.

5.
During your period of leave you will have no specific duties but you will make yourself available at my request to provide counsel and guidance as a non-executive chairman of Constellation Wines in various wine-related projects that may be considered from time to time.

6.	The benefits and entitlements payable under the agreement evidenced by this letter will enure for the benefit of your heirs, executors, administrators and assigns.

Please confirm that this letter and the attached sheet correctly record the above matters by signing and returning the duplicate of this letter.

Yours sincerely

/s/ Robert Sands
Robert Sands
President & Chief Operating Officer
Constellation Brands, Inc.

Agreed.

/s/ S B Millar
S B Millar
Date: 17 February 2006

[LOGO]     Constellation

Constellation Brands, Inc.
370 Woodcliff Drive, 3rd Floor
Fairport, New York  14450
phone 585-218-3600
fax 585-218-3601

Summary

Millar

3 Months Notice (package)	$286,528
Package 24/18 months	$2,292,224
Bonus for 24/18 months	$1,103,232
Special Bonus	$135,135
$3,817,119

09-Feb-07		Salary Package
S B Millar	101	Base	919,360
DOB	18-Nov-43	Super	183,872
Age	63.2	Car	40,000
Hired	01-Sep-91	Wine	2,380
Service	15.4	Phone	500
			1,146,112

Bonus @ FY06 salary base @ Target 60%	551,616

09-Feb-07
Tax-free part bona fide redundancy - $6,491+$3246 * completed years. Tax 0%	55,181
Lowrate Threshhold - ETP > 55 years. Tax 16.5%	129,751
184,932

Reasonable Benefit Limit	Lump Sum	848,946
	Pension	1,297,886

Payment as at 9th February 07 with accrued leave paid on a fortnightly basis
Entitlements as at	09-Feb-07
		Hours	Fortnightly Pays	Gross	Tax	Net
Annual Leave		1104.0
Long Service Leave		800.0
Public Holidays		80.0	24.8	876,878	(409,795)	467,083

Leave Taken		1984.0

Eligible Termination Payments as at	09-Feb-07
3 months pay in lieu of notice - Package		286,528	tax free	55,181	-	55,181
			low tax rate 16.5%	129,751	(21,409)	108,342
			Balance 31.5%	101,596	(32,003)	69,593

Redundancy - 24 Months Package		2,292,224	31.5%	2,292,224	(722,051)	1,570,173

Redundancy - Bonus calculation 2 years		1,103,232	31.5%	1,103,232	(347,518)	755,714
Special Bonus	USD 100,000	@74 cents		135,135	(42,568)	92,568

				3,817,119	(1,165,548)	2,651,571